Exhibit 10.8

CONFIDENTIAL DOCUMENT

FINAL VERSION

AMENDMENT No. 3 TO THE FINANCING AGREEMENT

dated

July 17, 2017

As Recipient

PROMOTORA MÉDICA LAS AMÉRICAS S.A.

As Creditors

Banco de Bogotá S.A.

Banco de Occidente S.A.

Bancolombia S.A.

Banco Popular S.A.

Banco Coomeva S.A.

As Financing Agent and Trustee

FIDUCIARIA DE OCCIDENTE S.A.

As Structuring Agent of the Operation

CORPORACIÓN FINANCIERA COLOMBIANA S.A.

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FINANCING AGREEMENT

As one party, the Creditors, to wit:

BANCO DE BOGOTÁ S.A., credit establishment organized and incorporated under the Laws of the Republic of Colombia, a company headquartered in the city of Bogotá, legally established and represented in this act by its Legal Representative, identified as appears beneath his signature, as documented in the Certificate of Existence and Legal Representation issued by the Financial Superintendency of Colombia, which is attached;

BANCO DE OCCIDENTE S.A., credit establishment organized and incorporated under the Laws of the Republic of Colombia, a company headquartered in the city of Cali, legally established and represented in this act by its Legal Representative, identified as appears beneath his signature, as documented in the Certificate of Existence and Legal Representation issued by the Financial Superintendency of Colombia, which is attached;

BANCOLOMBIA S.A., credit establishment organized and incorporated under the Laws of the Republic of Colombia, a company headquartered in the city of Medellín, legally established and represented in this act by its Legal Representative, identified as appears beneath his signature, as documented in the Certificate of Existence and Legal Representation issued by the Financial Superintendency of Colombia, which is attached;

BANCO POPULAR S.A., credit establishment organized and incorporated under the Laws of the Republic of Colombia, a company headquartered in the city of Bogotá, legally established and represented in this act by its Legal Representative, identified as appears beneath his signature, as documented in the Certificate of Existence and Legal Representation issued by the Financial Superintendency of Colombia, which is attached;

BANCO COOMEVA S.A., credit establishment organized and incorporated under the Laws of the Republic of Colombia, a company headquartered in the city of Cali, legally established and represented in this act by its Legal Representative, identified as appears beneath his signature, as documented in the Certificate of Existence and Legal Representation issued by the Financial Superintendency of Colombia, which is attached;

Legal entities which are all duly incorporated and currently operational, and which act under proper representation through each of the legal representatives and/or special proxies signing this Financing Agreement (as this term is defined further on); all of these are documented in the certificates of existence and legal representation issued by the Financial Superintendence of Colombia and in the powers-of-attorney, which are attached as (Annex No. 1) (hereinafter the “Creditors”);

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PROMOTORA MÉDICA LAS AMÉRICAS S.A., a company duly incorporated and currently operational, with headquarters in the city of Medellín, as documented in the certificate of existence and legal representation issued by the Chamber of Commerce of Medellín, which is attached (Annex No. 2), hereinafter “The Debtor” and/or the “Recipient”;

The Creditors and The Debtor state that they sign this Amendment No. 3 to the Financing Agreement based on the following

CONSIDERATIONS

1.	On January 29, 2010, a financing agreement was signed between Promotora Médica las Americas S.A., the creditors (Banco de Bogotá S.A., Banco de Occidente S.A., Bancolombia S.A., Leasing Occidente (today Banco de Occidente S.A.) and Leasing Bancolombia S.A. (today Bancolombia S.A.).

2.	On October 13, 2010, Amendment No. 1 to the Financing Agreement was signed with the purpose of authorizing the assignment of a waiver approved by the Creditors’ Committee.

3.	On May 25, 2017, Amendment No. 2 to the Financing Agreement was signed, which aimed to modify the capitalization compliance period and the financial commitments taken on by the Recipient in favor of Banco de Bogotá S.A., Banco de Occidente S.A. and Bancolombia S.A.

4.	Under the merger by absorption carried out between BANCOLOMBIA S.A. and LEASING BANCOLOMBIA S.A. COMPAÑÍA DE FINANCIAMIENTO COMERCIAL [Commercial Financing Company], BANCOLOMBIA S.A., as the surviving entity, signs this AMENDMENT as the holder of rights and obligations for LEASING COLOMBIA S.A. (merging entity).

5.	Under the merger by absorption carried out between BANCO OCCIDENTE S.A. and LEASING DE OCCIDENTE S.A., BANCO DE OCCIDENTE S.A., as the surviving entity, signs this AMENDMENT as holder of rights and obligations for LEASING DE OCCIDENTE S.A. (merging entity).

6.	The debtor contracted Investment Banking services with Corficolombiana S.A. to analyze its investment plan, lines of business and review its current indebtedness.

7.	From the financial analysis performed by the Adviser at Banco de Inversión, the Debtor has asked the Creditors to carry out a new credit operation, novate the current obligations and renegotiate the financial conditions of the leasing contracts, in order to optimize the current debt profile.

8.	Considering said financing need, the Recipient has asked the Creditors for approval of a new credit operation, novation of the current obligations, modification of the financial conditions of the leasing contracts, inclusion of new creditors and guaranties, among other items,

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which they perfect by signing this Amendment No. 3 to the Financing Agreement.

9.	The Novated Creditors declare their intention to extinguish the obligations contained in the Financing Agreement of January 29, 2010, replacing them with those contained in this Amendment No. 3 to the Financing Agreement. Given the Class B Creditors, the parties agree to modify the Leasing Contracts signed between the Class B Creditors and the Debtor, pursuant to the conditions established in this Financing Agreement.

10.	In compliance with the special majorities indicated in Section 10.9, item a., of the Agreement, each and every Creditor has authorization from their respective competent corporate bodies to sign this Amendment to the Financing Agreement.

11.	Likewise, in compliance with the special majorities indicated in Section 10.9, item a., of the Agreement, the Recipient has authorization from its competent corporate bodies to sign this Amendment to the Financing Agreement.

Taking into account the considerations above, and having met all requirements imposed by Section 10.9, item a., of the Agreement, the Parties agree to modify the Financing Agreement signed on January 29, 2010, having been modified several times, and to compile a single document with all of the clauses in the Financing Agreement that regulates the relationships between the Parties. As a consequence, the Parties have agreed to modify the Agreement pursuant to the following:

CLAUSES:

FIRST: The Parties have agreed to modify Chapter 1- Definitions, which will read as follows:

CHAPTER 1 - DEFINITIONS

For adequate interpretation of this Financing Agreement, the capitalized terms that appear, in plural or singular form, will have the meaning that is attributed to them below, except where a different meaning is specifically attributed to them in other parts of this Financing Agreement.

Terms that are not explicitly defined should be interpreted in their natural and obvious sense, according to the general use of the words themselves; but when the legislator has specifically defined them for certain subjects, their legal meaning will be understood. Technical words from any science or art will be taken in the sense given them by those who profess that same science or art, unless they are clearly taken to mean otherwise. Terms that indicate the singular also include the plural and vice versa, if and when the context so requires it.

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“Creditor or Creditors”: As the case may be, one or more of the financial entities that sign the Leasing Agreement or grant Credit, pursuant to the terms and conditions in this Agreement.

“Class A Creditors”: The banking entities that participate in Tranche I.

“Class B Creditors”: The banking entities that participate in Tranche II of the financing, under the real estate leasing mechanism.

“Novated Creditors”: The banking establishments BANCO DE BOGOTÁ S.A., BANCO DE OCCIDENTE S.A., BANCOLOMBIA S.A., LEASING OCCIDENTE (TODAY BANCO DE OCCIDENTE S.A.) only for credit operations, not leasing operations, who express their will to novate and extinguish the primitive obligation of the Debtor under the terms of article 1690 et seq. of the Colombian Civil Code through a new credit operation with the Debtor, and who have signed the corresponding Novation Agreement to such end.

“Non-Novated Creditors”: The entities BANCO POPULAR S.A. and BANCOOMEVA S.A., who are not considered Creditors in the Financing Agreement being modified and compiled here, and who are included as Creditors by signing this Amendment and as Class B Creditors in the leasing operations, to whom the novation does not apply but will be parties to making the respective modifications in the Leasing Contracts.

“Novation Agreement”: The agreement whereby the parties of said legal document explicitly agree to novate the obligations undertaken in the Financing Agreement of January 29, 2010, and a copy of which is found as Annex No. 11 to this Financing Agreement, with the exception of the Non-Novated Creditors.

“Financing Agent”: For all purposes of this Financing Agreement, the Financing Agent will be understood as Fiduciaria de Occidente S.A., who will serve as trustee in the Guaranty Trust Agreement and the Administration and Payment Source Trust Agreement mentioned in this Agreement, and will fulfill all obligations that are established therein. Said Trustee has been designated previously to serve as liaison between the Debtor and the Creditors, which represents the latter for the purposes and effects indicated in this Financing Agreement.

“Structuring Agent”: CORPORACIÓN FINANCIERA COLOMBIANA S.A.

“Cash Sweep”: Optional acceleration of the payment of obligations by the Creditors (which involves generating less interest payable) during periods in which there are cash surpluses, repaying an additional percentage of overage in cash flow under the terms of the Agreement.

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“Syndicated Assets”: Composed of the group of personal and real estate properties that the leasing companies or banks (Class B Creditors), in their condition as financial lessors, deliver to the Recipient as lessee in the Leasing Operation.

“Adverse Material Change”: The occurrence of any act, event or omission that has an adverse effect, in the reasonable opinion of the Creditors, on the business, assets, operations, performance or financial position of the Debtor that generates or may generate Non-Compliance with the payment obligations assumed by the Debtor under the terms set forth in this Agreement, in the respective Promissory Notes and other Financing Documents.

“Approval Letter”: The written communication that each of the Creditors has sent to the Recipient, wherein they state approval of the Leasing or Credit Operation, as the case may be, detailing the main terms and conditions of the same, including but not limited to the quantities approved for the respective operations, interest rates, terms, commitments of the Recipient and collateral for the Financing, under the terms and conditions set forth in this Agreement.

“Instructions Letter”: With respect to Tranche II, the document that the Recipient will sign, together with the Promissory Notes, which incorporates the instructions for completing the blank spaces on the Promissory Notes, once the circumstances arise for these to be signed. Attached as (Annex 3).

“Fee”: This is the amount payable by the Class B Creditors for the Leasing Operation, which includes the financing component and the amortization of principal.

“Clinic”: Refers to the property identified with real estate registration No. 001-588309, located in the city of Medellín, where the Las Américas Clinic currently operates, whose right of ownership was transferred to the autonomous trust funds listed thus: a) AUTONOMOUS TRUST FUND IDENTIFIED WITH NUMBER 4-1-1550 CALLED “FIDUCIARIA DE OCCIDENTE S.A., PROMOTORA MÉDICA LAS AMÉRICAS GUARANTY TRUST”: with 52.15% of the property ownership rights; and b) AUTONOMOUS TRUST FUND CALLED “PROMOTORA MÉDICA LAS AMÉRICAS GUARANTY TRUST” IDENTIFIED WITH NUMBER 4-2-1556”: with 47.85% of the property ownership rights.

“Clínica del Sur Project”: Refers to the expansion project of the affiliate Clínica del Sur Las Américas S.A., a health care services provider institution established in 1985.

“Installment”: The amount payable to the Class A Creditors, which includes both the Principal Installment and the Credit Interest Installment.

“Principal Installment”: The portion of the Credit that covers the amortization of principal, to each of the Class A Creditors on the Payment Deadlines.

“Interest Installment”: The portion of the Credit that covers payment of interest, to each of the Class A Creditors on the Payment Deadlines.

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“Cause or Causes of Non-Compliance”: With respect to Tranche I and Tranche II, independently, any of the circumstances described in Section 7.1 of this Agreement.

“Colombia”: Is the Republic of Colombia.

“Financial Commitment(s) or Financial Covenant(s)”: With respect to Tranche I and Tranche II, independently, the financial indicator(s) that the Recipient must keep at the levels stipulated in this Agreement, during the effective period of the Credit and the Leasing Contract, in conformance with what is set forth herein.

“Guaranty Trust Agreement”: With respect to Tranche I, the Irrevocable Commercial Guaranty Trust Agreement signed by the Recipient as trustor with the Trustee, and by signing said trust agreement, the autonomous trust fund identified as number 4-1-1550, called “FIDUCIARIA DE OCCIDENTE S.A., PROMOTORA MÉDICA LAS AMÉRICAS GUARANTY TRUST” was established, which transferred 52.15% of the ownership rights to the property identified with real estate registration No. 001-588309, located in the city of Medellín, where the Clinic operates, as an asset under the guaranty for the Class A Creditors. A true copy of this document will form part of this Agreement as (Annex 5).

“Irrevocable Commercial Guaranty and Administration and Payment Source Trust Agreement”: With respect to Tranche I, the Irrevocable Commercial Guaranty and Administration and Payment Source Trust Agreement signed by the Recipient as trustor with the Trustee, and by signing said trust agreement, the autonomous trust fund called “PROMOTORA MÉDICA LAS AMÉRICAS GUARANTY TRUST No. 4-2-1556” was established, which transferred 47.85% of the ownership rights to the property identified with real estate registration No. 001-588309, located in the city of Medellín, where the Clinic operates to date, as an asset under the guaranty for the Class A Creditors. A true copy of this document will form part of this Agreement as (Annex 5-A).

“Administration and Payment Source Trust Agreement”: With respect to Tranches I and II, the Commercial Administration and Payment Source Trust Agreement signed initially by Fiducolombia S.A., whose contractual position as trustee was assigned to Fiduciaria de Occidente S.A., and by signing said trust agreement, the autonomous trust fund called “FIDUOCCIDENTE-PROMOTORA MÉDICAS LAS AMÉRICAS TRUST” was established, where the resources corresponding to the Recipient, generated by providing services to EPS Y MEDICINA PREPAGADA SURAMERICANA S.A., would be deposited, and which would serve as a payment source for the Credits and Fee for the Leasing Operation to the Class A and B Creditors, respectively. A true copy of this document will form part of this Agreement as (Annex 6).

“Leasing Contract” or “Leasing Operation”: With respect to Tranche II, it is the syndicated financial leasing contract that the Recipient has or may have entered with Class B Creditors under the real estate leasing modality (Annex 7), which will be governed in execution and termination by its own clauses and those that may pertain in

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this Agreement, with those of this Agreement prevailing in the event of any doubt or contradiction.

“Credit or Credits”: With respect to Tranche I, the sum of individual credits granted and delivered by the Class A Creditors to the Recipient, in conformance with the amounts that appear on the respective Promissory Notes.

“Debtor or Recipient”: The company PROMOTORA MÉDICA LAS AMÉRICAS S.A., a corporation duly established, existing and operational according to the laws of Colombia.

“Majority Decisions of the Creditors”: Decisions adopted by a multiple number of Creditors representing no less than fifty-one percent (51%) of the Credit amount, and the net present value of leasing operations on the date of the decision[,] and Fees on the principal as of the date of the Decision.

“Days,” “Business Days” and “Calendar Days”: The terms Days and Business Days refer to the days of the week between Monday and Friday (inclusive), except those on which the credit establishments, by legal authorization or that of the oversight and control agency, do not provide public services in Colombia. The term Calendar Days refers to all days of the week, including non-working days.

“Financing Documents”: The Leasing Contracts, the respective annexes that form an integral part of the same, Promissory Notes in favor of each Creditor, along with the Instruction Letters, this Financing Agreement and its annexes, the Guaranty Trust Agreement, the Guaranty and Administration and Payment Source Trust Agreement, the Administration and Payment Source Trust Agreement, and all other documents that may be signed, or to which the Recipient must adhere on account of signing or modifying the Leasing Contract, or the conveyance of Credit and the disbursement of this to the Recipient.

“DTF”: The variable interest rate calculated using the weighted average of effective interest rates on 90-day certificates of deposit for banking establishments, financial corporations, and commercial financing companies, certified weekly by the Banco de la República or the entity that might replace it. The DTF rate will be understood as an annual rate projected quarterly. If the DTF ceases to be certified or undergoes changes, the equivalent rate determined by the Banco de la República, or the entity assuming its functions, will be applied.

“ADJUSTED EBITDA”: The sum of operating income for the Recipient less costs and expenses for the same, such that some non-operational income and expense that are considered recurrent and to have a direct relationship to the primary line of business are included.

Revenue from service provision

- Returns, rebates and discounts

+ Concessionaires

+ Reimbursement of costs and expenses

+ Dividends paid (cash)

+ Lease payments (operational)

+ Lease payments (portion entered as financing revenue under IFRS)

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- Operating costs

- Administrative expenses

- Cost of sales

+ Depreciation

= Adjusted EBITDA

“Closing Date”: The date this Financing Agreement is signed.

“Disbursement Date”: The date that the Class A Creditors actually deliver, individually, the Credit resources to the Recipient.

“Trustee”: The company Fiduciaria de Occidente S.A.

“Financing”: The Credit and the Leasing Operation considered as a whole.

“Free Cash Flow”: The sum of flows generated by the operations of Promotora Médica Las Américas and additional activities. Only activities involving cash inflows or outflows are taken into account for calculation purposes.

ADJUSTED EBITDA

+/- Non-recurrent income/expenses

-	Additional working capital

-	Income tax

-	CAPEX

-	Liquidation of temporary investments

= Free cash flow

“Guaranty or Guaranties”: With respect to Class A Creditors (Tranche I), the percentage of ownership rights to the property identified with real estate registration No. 001-588309, transferred to the autonomous trust fund established by signing the Guaranty and Administration and Payment Source Trust Agreement, the text of which will be incorporated to this Agreement (Annex 5-A), and the percentage of ownership rights to the property identified with real estate registration No. 001-588309, transferred to the autonomous trust fund established by signing the Guaranty Trust Agreement, the text of which will be incorporated to this Agreement (Annex 5), and with respect to the Class A and Class B Creditors as a whole, the resources transferred to the autonomous trust fund established by signing the Administration and Payment Source Trust Agreement, the text of which will be incorporated to this Agreement (Annex 6).

“IBR”: Reference Bank Indicator [Indicador Bancario de Referencia]: The Reference Bank Indicator for a term of three (3) months, published by the Banco de la República on its website or on the technology platform it makes available. This is a short-term interest rate, denominated in Colombian pesos, which reflects the price that banks are able to offer and take in resources on the money market with different terms. If the formula for calculating IBR is changed or eliminated, it will be calculated based on the parameters defined or, if necessary, it will be replaced

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with the indicator that the competent authority may establish and be reported by the entity designated for such purpose.

“Non-Compliance”: The occurrence of a Cause of Non-Compliance according to the stipulations of Chapter 7 of this Agreement, after having exhausted the procedures indicated in this same chapter.

“Promissory Note or Promissory Notes”: The Promissory Notes, as a whole, that the Recipient must sign in favor of the Class A Creditors, given their capacity as grantors of the Credit, prior to the Disbursement Date, and the Class B Creditors, given their capacity as lessors/financers in the Leasing Contracts.

“Period”: Each of the monthly intervals counted after the Disbursement Date in which the payment of Credit Installments or the Leasing Operation Fee will be made, corresponding to Tranches I and II.

“Term”: With respect to Tranche I, the term set in this Agreement, within which the Recipient must pay the value of the disbursement requested by using the Credit to each of the Class A Creditors, and with respect to Tranche II, the term within which the Recipient must pay the value of the Fees and/or the value of the purchase option, if it exercises this, under the Leasing Operation to the Class B Creditors.

“Agreement” or “Financing Agreement”: This document, which modifies the financing agreement dated January 29, 2010, as well as the amendments dated October 13, 2010, and May 25, 2017, signed by the Creditors and the Recipient, under which some definitions and terms of the Credit granted by the Class A and Class B Creditors to the Recipient are specified. It is understood that the Recipient is obligated to sign this Amendment upon perfecting the amendments to the Leasing Operations and signing the Promissory Notes or Promissory Notes [sic].

“Debt Servicing”: With respect to the Credit, the sum of (i) all scheduled payments for Principal Installments on the entire Credit, and (ii) all Interest Installments on the Credit; and with respect to the Leasing Operation, all Fees payable.

“Disbursement Request(s)”: The written communications delivered by the Recipient to the Class A and B Creditors in relation to each disbursement for the Credit and the Leasing, according to the form included as (Annex 8) to this Financing Agreement.

“Compensatory Interest Rate”: With respect to Tranche I and Tranche II, the indicators and percentage points covered in Section 3.3 of this Agreement.

“Tranche I”: For the Credit operation, allocated to improving the current debt profile of the Debtor.

“Tranche II”: For the Leasing Operation, under a real estate leasing mechanism, allocated to acquiring ownership of the Syndicated Assets and delivering the use and enjoyment of the same to the Recipient.

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“Available Amount”: With respect to Tranche I, the maximum amount of the Credit, the disbursement of which may be requested and obtained by the Debtor according to the percentages indicated in Section 3.2 of this Agreement; and with respect to Tranche II, the total value of the Leasing Contract according to the percentages indicated in Section 3.2 of the Agreement.

“Requested Amount”: The total sum of money the Recipient asks to be disbursed by each approved Class A Creditor, which will be indicated in each Disbursement Request. With respect to the Class B Creditors, the value financed in the Leasing Operation to acquire the Syndicated Assets.

“Term of the Agreement”: The term during which this Regulation will be in force, which is twelve (12) years counted from the Closing Date and in all cases will continue in force as long as the Credits granted and all obligations derived from the Leasing Contracts, including but not limited to payment of Fees, interest, sanctions, taxes, contributions for assessment, shares in capital gains, effective transfer of ownership of assets, in the event that the contract is fully completed with the payment of all fees and the respective acquisition option, or with the effective return of the assets in the event that the Leasing Agreements are terminated early, or the Recipient decides not to exercise the acquisition option, among others, be they paid or complied in full, or the Agreement is terminated early for any of the causes set forth in the same.

SECOND: The Parties have agreed to modify CHAPTER 2 – REPRESENTATIONS AND WARRANTIES, which as of this date will read as follows:

CHAPTER 2 – REPRESENTATIONS AND WARRANTIES

SECTION 2.1.- Representations and Warranties of the Recipient

On the date this Amendment is signed, the Recipient represents and warrants the following:

a.	That the Recipient exists and has legal and statutory authorization to operate in the jurisdictions where it operates, and that it has the licenses, permits and legal and statutory authorizations required to pursue its corporate purpose.

b.	The supporting documents for the Credit and the Leasing Operation are legal, valid and binding, and do not violate the bylaws or other prior commitments for the Recipient. The Legal Representative of the Recipient has the statutory authorizations and authorization from the Board of Directors to sign the Financing Documents.

c.	The signature of the Financing Documents will not violate, enter into conflict, or result in non-compliance with legal, regulatory or contractual provisions.

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d.	The information contained in the financial statements supplied by the Recipient is complete, truthful and accurate.

e.	On the date the Financing Documents and the Agreement were signed, no Adverse Material Changes in the financial, operational and expected condition of the Recipient had occurred.

f.	The Recipient has not been notified of any lawsuits, investigations, grievances or proceedings where the total claims exceed one billion pesos (COP 1,000,000,000.00), except those listed in the report on the matter that the Recipient sends to the Creditors.

g.	The assets and income of the Recipient are free of encumbrances and limitations on ownership, except those duly reported in the notes to the financial statements, which the Creditors declare to know and accept.

h.	The Recipient met all requirements listed in the SARLAFT (Sistema de Administración de Riesgos de Lavado de Activos y Financiación del Terrorismo [Asset Laundering and Terrorist Financing Risk Management System]) and will adopt reasonable and commercially accepted policies in its business and operations that will enable it to avoid being used in activities related to asset laundering and the financing of terrorism.

i.	The information supplied is complete, truthful and accurate, and has been taken from the respective accounting books, which do not contain erroneous statements or omissions, to the best of its knowledge or reasonable understanding, and no other fact has been omitted with respect to the administrative, operational, commercial, legal, financial or accounting situation that could affect compliance with the obligations that will originate from the Credit and the Leasing Operation.

j.	The Recipient has paid, on time and to date, all of its fiscal, parafiscal, salary, and labor obligations that its workers have the right to according to Colombian labor legislation, and it has established all reserves and allowances that are reasonably required to offset the risks derived from its business.

k.	Under oath and in conformance with the stipulations of the Organic Statute for the Financial System (Decree 663 of 1993), Law 190 of 1995, External Circular No. 046 of October 29, 2002, of the Financial Superintendence of Colombia, and all other related legal standards on the prevention of asset laundering and the financing of terrorism, the Recipient represents that the assets in its ownership are earned and acquired by licit means and were acquired using resources that do not originate from any of the illicit activities considered in the Colombian Penal Code, or any other standard that may modify these or be added.

l.	It has all permits, building permits, environmental permits, and the other authorizations established by Law and in the Financing Documents to pursue its corporate purpose.

m.	On the date this amendment is signed, the assets subject to leasing obligations are up to date on payment of taxes, assessments, if any,

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public services, and administration fees, as applicable. It has a current all-risk insurance policy with the Class B Creditors as beneficiaries.

THIRD: The Parties have agreed to modify CHAPTER 3 – THE CREDIT AND THE LEASING OPERATION, which as of this date will read as follows:

CHAPTER 3 - THE CREDIT AND THE LEASING OPERATION

SECTION 3.1.- Allocation of the Leasing Operation and the Credit

a) The resources from the Tranche I Credit will be used to rearrange the current debt. With the exception of the resources from BANCOOMEVA S.A., which will be used to (i) prepay obligations with creditors of Guaranty and Payment Source Trust No. 4-2-1556, Leasing Corficolombiana S.A., Leasing Bancoldex S.A. and Coomeva Financiera S.A. (today BANCOOMEVA), and (ii) working capital for PROMOTORA MEDICA LAS AMERICAS S.A.

b) The Leasing Operation will maintain its original allocation, which is acquisition of ownership to the Syndicated Assets and delivery of the use and enjoyment of the same to the Recipient. Only the financial conditions are modified in this Amendment.

SECTION 3.2.- Approval Letters

The Recipient asked the Creditors to approve the Credit and modify the financial conditions of the Leasing Contracts, and they individually shared their approvals with the Recipient, along with the general conditions of the Credit and the modifications to the conditions of the Leasing Operation, including the conditions on the Available Value and their intention to keep it available and disburse it under the conditions indicated in this section, as it relates to the Credit.

“Class A Creditors” Credit

Entity	Amount	Share Percentage
Banco de Bogotá S.A.	8,378,000,000	17.3%
Banco de Occidente S.A.	4,400,000,000	9.1%
Bancolombia S.A.	14,500,000,000	30.0%

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Banco Popular S.A.	6,027,000,000	12.5%
Banco Coomeva S.A.	15,000,000,000	30.1%
TOTAL	48,305,000.000	100.0%

“Class B Creditors” Leasing Operations

Entity	Amount	Share Percentage
Banco de Occidente S.A.	16,000,000,000	43.0%
Banco de Bogotá S.A.	12,553,000,000	33.7%
Bancolombia S.A.	8,660,928,267	23.3%
TOTAL	37,213,928,267	100.0%

For purposes of calculating the Majority Decisions of the Creditors, since the share percentage of each Creditor is not a whole number, said percentages (with two decimal places) will be estimated, such that the Creditor with the least share receives the remainder of the other Creditors, and required to total 100%.

Each Creditor, individually and separately, takes on the commitment to grant the Credit and modify the financial conditions of the Leasing Operation, respectively, according to their share (identified in this section) and as indicated in the respective Approval Letters, without there being any active joint and several liability between them, at the time they accept the conditions of this Agreement through modification of the financial conditions of the Leasing Contracts, or through signature of the Promissory Notes and Instruction Letters by the Recipient, as the case may be, whichever occurs first.

As a consequence, each Creditor, based on the schedule agreed upon for the effects of and prior compliance with the requirements established in their internal regulations and in this Agreement, will make disbursements of the Credit at the percentage corresponding to each of them and up to the amount individually approved, which will be allocated by the Debtor as described in the section above.

Given any non-compliance in the disbursement by any Creditor, the amount that is not paid may be assumed by one or several of the other Creditors that have authorizations for such purpose, and said amount will be shared according to their total share in the Credit. Notwithstanding the above, non-compliance by any of the Creditors will not encumber the others and may give rise to the actions and procedures that the Recipient decides to initiate, only with respect to the breaching Creditor.

SECTION 3.3.- Financial Conditions of the Credit

Tranche I

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The financial conditions of the Credit are as follows:

Term	Twelve (12) years
Compensatory Interest Rate:

IBR + 5.90% NAMV (Nominal anual mes vencido [Annual Nominal Monthly in Arrears]) for Banco de Bogotá and Banco Popular

IBR + 5.90% T.V. (Tasa Variable [Variable Rate]) Banco de Occidente

IBR + 5.05% T.A. (Tasa Anual [Annual Rate]) for Bancoomeva

IBR + 5.00% NAMV for Bancolombia

Default Interest Rate:	Maximum permitted legal rate
Interest Frequency:	Monthly in arrears
Amortization of Principal:	Monthly in arrears
Guaranty

Guaranty Trust Agreements:

1.     No. 4-1-1550 with 52.15% of the ownership rights to the property identified with real estate registration No. 001-588309.

2.     No. 4-1-1556 with 47.85% of the ownership rights to the property identified with real estate registration No. 001-588309.

Administration and Payment Source Agreement No. 4-2-1541.

Payment Source	Administration and Payment Source Trust Agreement

Tranche II

The financial conditions of the Leasing Contract

Term	Twelve (12) years
Compensatory Interest Rate:	IBR + 5.90% T.V. for Banco de Bogotá and Banco de Occidente DTF +5.30% T.A. for Bancolombia
Default Interest Rate:	Maximum permitted legal rate
Interest Frequency:	Monthly in arrears
Amortization of Principal:	Monthly in arrears
Payment Source	Administration and Payment Source Trust Agreement

PARAGRAPH: Upon signing this Amendment, the Recipient is charged a commission of 0.4% per Creditor corresponding to the amount disbursed in the case of Tranche I, and the re-profiled amount in the Leasing Contracts for Tranche II Creditors.

This commission must be paid within thirty (30) days following (i) disbursement of Tranche I resources, or (ii) thirty (30) days following signature of this Amendment to the Financial Agreement for the Leasing Operations.

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SECTION 3.4.– Term, Amortization of Principal and the Leasing Operation.

Tranche I

Term and Amortization of Principal

The term of the Credit is twelve (12) years counted from the Disbursement Date.

The Credit will generate compensatory interest and, in case of non-compliance, default, as established in Section 3.3 above.

Without prejudice to what is set forth in the Promissory Note and this Agreement about prepayment of the Credit, the principal of the Credits will be amortized over 144 monthly installments as follows:

Monthly installments with a fixed increase equivalent to 0.694% of the credit corresponding to this contract, for 144 months.

Tranche II

Term and Amortization of the Leasing Operation

The Term is twelve (12) years counted from the date the Amendments to the Leasing Contracts are signed that formalize the modification of the financial conditions.

Without prejudice to what is set forth in the Leasing Contracts, the Promissory Notes and this Agreement, the Fees will be amortized over 144 monthly installments as follows:

Monthly fees that will be paid at the rate established in this document and will be re-settled quarterly with variation of DTF, or monthly with variation of IBR, according to the approval from each creditor.

SECTION 3.5.– Compensatory and Default Interest

Over the term of the Credit, and of the Leasing Contracts, the Recipient will acknowledge and pay compensatory interest on the principal balance disbursed, or the net present value of the leasing operations, to each of the Creditors.

The compensatory interest will be calculated based on three hundred sixty (360) Calendar Days and thirty (30) months Calendar Days. In the case of default, interest will be calculated in Calendar Days, even for leap years.

In the event that competent authorities do not certify the DTF Rate or IBR, for calculation of compensatory interest, this will be replaced with the rate that substitutes them, duly certified by the competent authority.

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In the case of default in payment of principal or compensatory interest, or the lease fees, the Creditors may individually accelerate the obligation term and collect it in full and with all interest accrued in conformance with the procedure set forth in Section 7.2. of this Agreement. In this event, some or all of the Creditors may reinstate the term, as long as they charge default interest only on the Installments due, even when they only cover interest. All of the above is in conformance with what is stipulated in article 69 of Law 45 of 1990.

For purposes of calculating the Debt Servicing, each of the Creditors must send to the Recipient, within three (3) Business Days prior to the payment date for each Installment or Fee, the corresponding settlement for each Installment or Fee, taking into account the Compensatory Interest Rate calculated as stipulated in this section.

Omission of sending the above settlement does not relieve the Debtor of its obligation to fully comply with payment of its obligations, for which it will use the settlement that the Financing Agent generates for the Debtor, based on the conditions of ownership and this Agreement.

For the purposes of computing the terms, according to article 829 of the Code of Commerce (Decree 410 of 1971), the following will be understood: “Whether the term is in months or years, it will end on the same day of the corresponding month or year; if it does not have such a date, it will expire on the last day of the respective month or year. Any term that ends on a non-business day will be extended until the following business day.” The end date will be a business day during banking hours. Saturday will be considered a non-business day.

SECTION 3.6.– Recordation of the Credit and the Leasing Operation

3.6.1. The Credit will be recorded in Promissory Notes, as explained in this Agreement.

Promissory Notes guarantee equality among Class A Creditors; therefore, they shall have the following characteristics:

(i)	Each Promissory Note that the Recipient delivers to each of the Class A Creditors prior to the Disbursement Date of the Credit will be equal in content; except for the amounts payable and the amounts of each Installment fee, which will vary based on the share each Class A Creditor has in the Credit, and

(ii)	The amortization periods will be equal for all Class A Creditors, and the interest rates for each Creditor will be those given in Section 3.3.

3.6.2 The Leasing Operation is recorded in the Leasing Contract and by signing the blank Promissory Notes, in the format explained in this Agreement.

The Leasing Contract guarantees equality among Class B Creditors with respect to the term, guaranty and payment conditions; therefore, they shall have the following characteristics:

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(i)	The terms and conditions contained in this Leasing Contract will have an equal term, grace period and content, except for the rates, which will be those given in Section 3.3. for each Creditor, the amounts to be disbursed as Fees, property taxes, contributions for assessment, shares in capital gains, sanctions, and all other items that the Lessors in the Leasing Contract must pay for non-compliance by the Debtor with payment of the same, as established in the Leasing Contract, which will vary based on the share each Class B Creditor has in the Leasing Operation;

(ii)	Amortization periods will be equal for all Class B Creditors; and

(iii)	Each blank Promissory Note that the Recipient delivers to each of the Class B Creditors prior the date of signing the Leasing Contract will have equal content;

SECTION 3.7. – Pre-existing conditions for signing the Financing Agreement.

This Financing Agreement is signed taking into account that the following pre-existing conditions have been met and verified by each Creditor:

a.	Having approved all documentation related to the Credit and modification of the Leasing Agreement, except the amendments to the Guaranties and Leasing Contracts, which they will have to approve as a pre-existing condition for Disbursements and for signing the Amendments to the Leasing Contracts described in Section 3.8.

b.	Having met the requirements demanded by Class B Creditors for approval of the proposed modifications to the Leasing Agreement.

c.	Having obtained internal approval from Creditors, which will be understood as given when each Creditor signs this Agreement.

SECTION 3.8. – Pre-existing conditions for Disbursement of resources

3.8.1.  On the Credit Disbursement Date, the Class A Creditors will verify compliance with the following pre-existing conditions:

a.	Having completed delivery to the Class A Creditors, to their satisfaction and at least five (5) Business Days beforehand, of: (i) an original of the Financing Agreement, duly signed by the Creditors; (ii) an original or true copy of the Guaranty and Administration and Payment Source Trust Agreement and Amendment, signed under the terms approved by the Class A Creditors, along with all their annexes and the respective certificate of guaranty, to the satisfaction of said Creditors, (iii) an original or true copy of the Administration and Payment Source Trust Agreement and amendment, signed under the terms approved by the Creditors, along with all their annexes and the respective certificate of guaranty, to the satisfaction of said Creditors, (iv) the Disbursement Request, (v) the Promissory Notes, duly signed by each Class A Creditor, (vi) a certified copy of minutes from the Board of Directors of the Recipient, documenting the

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clear authorization to obtain the Credit, and the original or true copy of the Guaranty Trust Agreement and amendment, signed under the terms approved by the Creditors, along with all their annexes and the respective certificate of guaranty, to the satisfaction of said Class A Creditors, (vii) comply with all other reasonable operational requirements that each Class A Creditor may require in order to complete the disbursement of Credit;

b.	At the time of the disbursement, there is no non-compliance with the terms defined in this Agreement and this should be certified by the Legal Representative of the Recipient, which will be understood as represented by the Recipient upon signature of the Disbursement Request;

c.	Absence of lawsuit, process or investigation that could produce an Adverse Material Change for the Recipient or the conditions of the Credit, which will be understood as represented by the Recipient upon signature of the Disbursement Request;

d.	Absence of Adverse Material Changes in the financial condition, operation or projections of the Recipient, which will be understood as represented by the Recipient upon signature of the Disbursement Request;

e.	Absence of laws, decrees or regulations that could produce an Adverse Material Change for the Credit, which will be understood as represented by the Recipient upon signature of the Disbursement Request;

f.	Absence of events of force majeure and/or unforeseen events that could produce an Adverse Material Change for the Credit, which will be understood as represented by the Recipient upon signature of the Disbursement Request.

3.8.2.  On the Date the Amendments to the Leasing Contracts are signed, which will legalize the modification of financial conditions in the Leasing Operation, the Class B Creditors will verify compliance with the following pre-existing conditions:

a.	Having completed delivery to the Class A Creditors, to their satisfaction and at least five (5) Business Days beforehand, of: (i) an original of the Financing Agreement, duly signed by the Creditors; (ii) an original or true copy of the Administration and Payment Source Trust Agreement and Amendment, signed under the terms approved by the Class B Creditors, along with all their annexes and the respective certificate of guaranty, to the satisfaction of said Creditors, (iv) [sic] signature of the Promissory Notes with the Instruction Letters with Class B Creditors, (v) the Disbursement Request, and (vi) a certified copy of minutes from the Board of Directors of the Recipient, documenting the clear authorization to sign the Leasing Operation;

b.	At the time of signing Amendments to the Leasing Contracts that legalize the modification of the financial conditions, there is no non-compliance with the terms defined in this Agreement, and this should be certified by the Legal Representative of the Recipient, which will be understood as represented by the Recipient upon signature of the Disbursement Request;

c.	Absence of lawsuit, process or investigation that could produce an Adverse Material Change for the Recipient or the conditions of the Leasing Operation,

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which will be understood as represented by the Recipient upon signature of the Disbursement Request;

d.	Absence of Adverse Material Changes in the financial condition, operation or projections of the Recipient, which will be understood as represented by the Recipient upon signature of the Disbursement Request;

e.	Absence of laws, decrees or regulations that could produce an Adverse Material Change for the Leasing Operation, which will be understood as represented by the Recipient upon signature of the Disbursement Request;

f.	Absence of events of force majeure and/or unforeseen events that could produce an Adverse Material Change for the Leasing Operation, which will be understood as represented by the Recipient upon signature of the Disbursement Request.

g.	Proof that the assets subject to the Leasing Operations are up to date on payment of taxes, fees, contributions, public services, assessments, and have a current all-risk insurance policy with the Class B Creditors as beneficiaries.

SECTION 3.9.- Pre-existing conditions for Deposits after the first Deposit

On each of the subsequent Deposit dates under the Leasing Operation, the Financing Agent will certify compliance with the following pre-existing conditions by sending a written communication to each of the Class B Creditors who will be asked for the respective Deposit:

a.	The Recipient has delivered the Deposit Request under the terms given in Section 3.10 of this Amendment.

b.	The Class B Creditors continue to be listed as beneficiaries in the Administration and Payment Source Trust Agreement.

c.	The Requested Amount is within the limits of the Available Amount.

d.	Absence of any act, lawsuit, process or investigation that could produce an Adverse Material Change for the Recipient, or the conditions of the Credit, which will be understood as represented by the Recipient upon signature of the Deposit Request.

e.	Absence of Adverse Material Events in the business or operations of the Recipient; which will be understood as represented by the Recipient upon signature of the Deposit Request.

f.	At the time of each Deposit, no Cause of Non-Compliance has occurred under the terms defined in this Agreement, which will be understood as declared by the Recipient upon signature of the Deposit Request. Based on the above, as long as the Cause of Non-Compliance is not remedied according to the procedures given in Chapter 7 of this Agreement, the Creditors will not make any disbursement unless 100% of Creditors so authorize

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it.

g.	Having paid all expenses and commissions for structuring the Credit and the Leasing Operation, and any tax payable in connection with the same, which will be understood as represented by the Recipient upon signature of the Promissory Notes and the Leasing Contract.

h.	Certification of the Project Auditor, as to the progress of the Project with approval from the technical analyst designated by the Class B Creditors, according to the Gantt chart established by the Provider for such purpose, without prejudice to delays not imputable to the Recipient.

i.	Having current Policies for the Project, which will be understood as represented by the Recipient upon signature of the Deposit Request.

j.	Having no delayed payment obligations for interest on the Deposits.

PARAGRAPH: As of the date of this Amendment, the Class B Creditors already made all disbursements of Deposits for the Leasing Operation, under the terms of the Agreement being modified by this Amendment.

SECTION 3.10. –Disbursements

The Recipient may, under the terms and conditions given in this Agreement, make the corresponding Disbursement Requests to Class A Creditors.

The disbursement of the Requested Amount from Class A Creditors must be fulfilled within three (3) Business Days following the date of the Disbursement Request, wherein the Recipient makes the notification indicated above to the respective Creditor, after verification of the requisites stipulated in this Agreement as pre-existing conditions for disbursement of the Credit.

The Creditors will have no obligation to make the disbursement or the re-profiling operation when, in their opinion, any of the following events occur: (i) when a Cause of Non-Compliance has occurred; (ii) when the representations and warranties of the Recipient are not truthful or accurate on the Disbursement Date or upon signature of the Amendments to the Leasing Contracts, or when an Adverse Material Change in the business or operations of the Recipient has occurred.

PARAGRAPH: In addition to signing the Promissory Notes and perfecting the re-profiling of the Leasing Operation, a Disbursement Request made by the Recipient under the terms indicated herein will also be understood as explicit acceptance by this party of the Financing Agreements and the obligations contained herein.

SECTION 3.11.- Imputation of Payments Made by the Recipient

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Payments made by the Recipient and/or the Trustee under the Administration and Payment Source Trust Agreement will be imputed by the Creditors to the Credit and/or Fees, as the case may be, based on the following schedule: (i) taxes due, commissions and legal fees, legal or extralegal collection costs, if any, (ii) default interest accrued and outstanding on Installments or Fees and/or the outstanding balance of the Credit or Leasing Contract, if any, (iii) compensatory interest accrued and outstanding on the outstanding balance of the Credit or Leasing Contract, if any, (iv) principal amounts for the Credit or Leasing Contract, and (v) finally, prepayments based on the rules established in this Agreement.

SECTION 3.12.- Due on a non-business day.

In the event that any of the due dates (for principal or interest) fall on a non-business day, this will be extended to the Business Day following the date indicated, without entailing any additional payment of interest.

SECTION 3.13.- Voluntary Prepayments and Cash Sweep

3.13.1. Voluntary Prepayments

The Recipient may make prepayments on the Credit and Leasing Contract without any additional charge or penalty, as long as it meets the following conditions:

a.	The Recipient must be current on the payment of its obligations with all Creditors.

b.	The prepayment must be for minimum amounts of five hundred million pesos (COP 500,000,000) or amounts exceeding said figure that are in whole multiples of one million pesos (COP 1,000,000).

c.	The prepayment will apply to the next Installments or Fees due, or to reduce the term or reduce the amount of the Installment or Fees, or bring down the value of the purchase option for Leasing Contracts, according to bank or leasing company policies.

d.	Prepayments will be applied proportionally to each Creditor.

e.	The Recipient must give at least thirty (30) Calendar Days’ notice prior to the date of making the prepayment.

f.	Prepayment dates must coincide with principal or interest payment due dates.

If the conditions above are met, the Recipient may make full or partial prepayment of the Credit and Leasing Operations.

3.13.2. Cash Sweep

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Before presenting an investment plan, starting in 2021, any of the Creditors may request prepayment for outstanding balances that are Tranche I and Tranche II obligations, up to 50% of the cash available for the annual period (final cash for the period less minimum cash from operation, equivalent to five days’ operating income), with the prepayment pro-rated based on the shares of Class A and Class B Creditors, a payment that will reduce the term of the same with no additional cost or penalty. The start date of this sweep will be modified automatically, to begin application in 2025 upon compliance with the financial commitments established in Chapter 6 of this Agreement.

SECTION 3.14.- Guarantee and Payment Source

The obligations derived from the Credit and the Leasing Operation will be secured with the following guaranties:

1.	For Class A Creditors, Certificates of Guaranty issued for the autonomous trust fund established by signing Guaranty and Administration and Payment Source Trust Agreement No. 4-2-1556, which has, as its entrusted assets, a percentage of the ownership rights to the property identified with real estate registration No. 001-588309.

2.	For Class A Creditors, Certificates of Guaranty issued for the autonomous trust fund established by signing Guaranty Trust Agreement No. 4-1-1550, which has, as its entrusted assets, a percentage of the property identified with real estate registration No. 001-588309.

3.	For the Class A and Class B Creditors, the resources transferred to the autonomous trust fund established by signing Administration and Payment Source Trust Agreement No. 4-2-1541, which is established using income received by PROMOTORA MEDICA LAS AMERICAS S.A. derived from services provided to EPS Y MEDICINA PREPAGADA SURAMERICANA S.A.

4.	The above will be documented in another Amendment to each of the cited Trust Agreements, which will be signed prior to the disbursement made by the Class A Creditors.

The establishment of Autonomous Trust Funds through the Guaranty Trust Agreement, the Guaranty and Administration and Payment Source Trust Agreement, and the Administration and Payment Source Trust Agreement do not relieve the Recipient from its obligation to fully comply with payment of the Fees and Installments.

FOURTH: The Parties have agreed to modify CHAPTER 4 – AFFIRMATIVE COMMITMENTS, which as of this date will read as follows:

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CHAPTER 4 – AFFIRMATIVE COMMITMENTS

SECTION 4.1.– Affirmative Commitments of the Recipient

If the Recipient chooses to use the Credit and sign the Amendments to the Leasing Contracts, in addition to fully complying with the obligations recorded in the Promissory Notes, the mentioned contract and this Agreement, it must also comply with the following affirmative commitments, until all monetary obligations of principal and interest for the Credit and all obligations established in the Leasing Operation have been paid in full:

a.	Use the resources originating from Credit disbursements and assets from the Leasing Operation solely and exclusively for the purpose agreed upon in Section 3.1.

b.	Preserve and maintain the existence of the company, actively exercising its current corporate purpose, maintaining all licenses, permits, authorizations and any other legal requirements necessary for its operation.

c.	Comply with each and every obligation derived from the Leasing Contracts, as well as notify the Class B Creditors of any event or circumstance that could have the effect of non-compliance with the same.

d.	Comply with each and every obligation derived from the Credit contained in this Agreement, in the Promissory Notes, in the Guaranty Trust Agreement and in the Guaranty and Administration and Payment Source Trust Agreement, as well as notify the Class A and B Creditors within ten business days after knowledge of any event or circumstance that could have the effect of non-compliance with the same.

e.	Keep the autonomous trust funds established by signing the Administration and/or Payment Source Trust Agreement, the Guaranty Trust Agreement, and the Guaranty and Administration and Payment Source Trust Agreement, and comply with each and every obligation contained in the Guaranty Trust Agreement, the Guaranty and Administration and Payment Source Trust Agreement, and the Administration and Payment Source Trust Agreement, respectively.

f.	Request approval from 100% of the Class A and/or B Creditors, as applicable, when intending to introduce any modification to the Guaranty Trust Agreement, and/or the Guaranty and Administration and Payment Source Trust Agreement, and/or the Administration and Payment Source Trust Agreement.

g.	Inform Creditors within five (5) Calendar Days after knowledge of any event that could affect the levels of the Financial Commitments and that could result in non-compliance with the required levels.

h.	Give notice to the Creditors within five (5) Calendar Days after knowledge with respect to any non-compliance that occurs in the development of the Administration and/or Payment Source Trust Agreement, the Guaranty Trust Agreement, and the

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Guaranty and Administration and Payment Source Trust Agreement, either directly or through the Trustee.

i.	Pay, at least within the dates established by each Creditor, the amount corresponding to the principal disbursed and interest accrued.

j.	Deliver the financial statements as at June 30th to the Creditors through the Financing Agent, duly signed by the legal representative and accountant of the Recipient, with cutoff date of December 31st, duly audited and certified by the statutory auditor. These financial statements will be delivered no later than August 30th of the respective year for financials statements as at June 30th, and April 5th of the following year for financial statements cut off at December 31st.

k.	Deliver certification signed by the legal representative and accountant of the Recipient to the Creditors quarterly, through the Financing Agent, no later than the thirtieth (30) of August, on the provisional calculation of the Financial Commitments addressed in Section 6, corresponding to the six-month period ending in June of each year; with the exception of those that incorporate the use of Adjusted EBITDA or Free Cash Flow for calculation.

l.	Deliver certification from the legal representative and the statutory auditor to the Creditors annually, through the Financing Agent, on compliance with the affirmative and negative commitments, and the Financial Covenants in this Agreement; in the case of non-compliance in the commitments or Covenants, a contingency plan, which is addressed in Section 7.3., must be remitted with the certification.

m.	Inform Creditors, through the Financing Agent, of the occurrence of an Adverse Material Change, within five (5) Calendar Days after knowledge of the respective event.

n.	Immediately inform Creditors, through the Financing Agent, when it has knowledge of any cause that could result in a process of liquidation, bankruptcy, or other similar process, for the Recipient.

o.	Properly keep the accounting books and supporting documents, all in conformance with the generally accepted accounting principles in Colombia.

p.	Deliver the pertinent financial information for execution of this contract to the Creditors, after giving written notice five (5) Calendar Days in advance. The Creditors will maintain the secrecy and confidentiality of the case.

q.	Inform the Creditors, within five (5) Calendar Days following knowledge, about: (i) any requirement or demand from control, oversight or any other authority that may have the consequence of an Adverse Material Change or sanction exceeding one thousand four hundred current minimum legal monthly salaries (1,400 SMLMV [salarios mínimos legales mensuales vigentes]); (ii) of any dispute, grievance, incident or claim exceeding one thousand four hundred current minimum legal monthly salaries (1,400 SMLMV), or when several of these total this figure over a period of six months. This commitment will not require reporting on the existence of guardianship, class actions or extralegal conciliation requests.

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r.	Maintain the obligations generated on account of the Credit and the Leasing Operation, at least with pari-passu status, with all other obligations in its charge that may be of the same characteristics and range, which will be annually certified by the legal representative of the Recipient in a document addressed to the Creditors on the same date as shown in the certificate that it issues for the financial statements as at December 31st of each year.

s.	Provide the Creditors with the information required for compliance with regulations corresponding to the Prevention of Asset Laundering and the Financing of Terrorism, in the form and with the frequency demanded by standards on the matter.

t.	Deliver any information to the Financing Agent that must be remitted to the Creditors, in the number of copies corresponding to the number of Creditors existing as of the delivery date.

u.	Notify any changes in the stockholder composition of the Recipient no later than the last business day of the month of January of each year, which occurred in the previous fiscal year and exceed thirty (30%) of its equity.

v.	Comply with the Financial Commitments and Financial Covenants established in the sixth chapter of this agreement.

w.	Keep its assets insured up to the amount based on what their nature and prudence may require, as well as keep all usual insurance policies in force for the activities inherent to its corporate purpose, according to industry standards and availability of the same, and obtain this with insurance companies having a known reputation in the insurance sector.

x.	Appropriately comply with labor, fiscal and parafiscal obligations.

FIFTH: The Parties have agreed to modify CHAPTER 5 – RESTRICTIVE COMMITMENTS, which as of this date will read as follows:

CHAPTER 5 – RESTRICTIVE COMMITMENTS

SECTION 5.1.– Negative Commitments of the Recipient

If the Recipient chooses to use the Credit and/or the Leasing Operation, the Recipient is obligated to comply with the following restrictive commitments, until all monetary obligations of principal and interest for the Credit or all obligations established in the Leasing Operation have been paid in full. Therefore, it will not be permitted to:

a.	Modify the Administration and Payment Source Trust Agreement, and/or the Guaranty Trust Agreement, and/or the Guaranty and Administration and Payment Source

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Trust Agreement, except with written authorization from 100% of Creditors that are beneficiaries of the corresponding trust.

b.	Grant credits to stockholders of the Recipient, without prior, express and written authorization from the Creditors, except health professionals that are stockholders who request credits for surgical treatments and interventions for themselves, or their spouses or permanent partner, or someone with a second degree of consanguinity or first degree of civil relationship.

c.	Grant credits to third parties without prior, express and written authorization from the Creditors, except when corresponding to the routine business of the Debtor.

d.	Contract new debts that bring forth non-compliance with the Financial Covenants or Commitments established in Section 6 of the Financing Agreement.

e.	Establish guaranties or liens on its assets to secure other obligations that are different from those acquired in favor of the Creditors, that could affect the guaranties granted to the Class A and Class B Creditors under this Agreement.

f.	Subordinate the Credit and Leasing Operation to any current or future financial indebtedness.

g.	Request extensions on the resources disbursed under the Credit.

h.	Request disbursements with a different allocation than what is established in Section 3.1.

i.	Assume the condition as managing partner in any limited partnership or participate as a partner in any partnership under the terms defined in articles 294 through 321 of the Code of Commerce.

j.	Carry out operations to dispose of assets that could affect its normal operation, or make way for an Adverse Material Change.

k.	Change its own accounting policies in such a way that they could materially affect the commitments taken on.

l.	Assign its position in the Credit or Leasing Contract without prior and express authorization from the corresponding Creditors.

m.	Distribute annual dividends, in an event of non-compliance with the Financial Commitments established in Chapter 6 of the Financing Agreement or any other obligation under this Agreement or the Leasing Contract A commitment that has been communicated to and accepted by the extraordinary shareholder meeting of the Recipient, as documented in extract of minutes No. 45, of December 10, 2009 (“Annex 10”). This commitment will apply starting in 2018, and the Recipient must include a certificate of express compliance with the Financial Covenants within the plan for profit distribution proposed.

n.	Make the direct and indirect investments in the Clínica del Sur Project in addition to those estimated in the financial projections, in the amount of twenty-six thousand seven hundred

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ninety-two million pesos (COP 26,792,000), or serve as endorser, bondsman or guarantor for the mentioned Project, unless the financial commitments of Section 6 are complied with, in which case the approval must be obtained for at least 51% of the outstanding balance of obligations.

SIXTH: The Parties have agreed to modify CHAPTER 6 – FINANCIAL COMMITMENTS, which as of this date will read as follows:

CHAPTER 6 – FINANCIAL COMMITMENTS

SECTION 6.1. - Financial Commitments

The Recipient, as long as the Agreement is in effect, and while any Installment of the Credit and/or any obligation of the Leasing Contract, including but not limited to the Fee, default interest, sanctions imposed, contributions or shares, or any other amount derived from the same is pending payment, must comply with the following Financial Commitments; therefore, it must maintain the financial indicators and comply with the commitments that are described below, at the levels stipulated here, regardless of these being dependent on the decisions of third parties, including but not limited to stockholders:

1.	ADJUSTED EBITDA Margin: Adjusted EBITDA / Operating Income (IPS (Institutos Prestadoras de Servicios de Salud [Health Care Services Provider Institutes]), leases and dividends). Must be at least:

2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%

2. FINANCIAL LIABILITY / ADJUSTED EBITDA: Financial obligations / ADJUSTED EBITDA. Must be at least:

2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
3.5	3.5	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0

3. ADJUSTED EBITDA / FINANCIAL EXPENSE: Adjusted EBITDA / interest. Must be at least:

2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
1.5	1.5	1.5	1.5	1.5	1.5	1.5	1.5	1.5	1.5	1.5	1.5

4. FREE CASH FLOW / LONG-TERM DEBT SERVICING: (Free cash flow + initial cash) / Long-term debt servicing. Must be at least:

2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1

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5. CAPEX INVESTMENTS: Maximum investment limit at 110% of projected amounts, excluding the Primavera Commercial Center Project, the execution of which will be subject to authorization of Creditors and compliance with all covenants.

2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
$12,429	$7,661	$7,933	$8,212	$8,502	$8,804	$9,115	$9,437	$9,770	$10,115	$10,472	$10,841

If there are executions less than those set forth in the above table, they may be added in the following years as long as the financial commitments stipulated in this Agreement are maintained.

6. ADJUSTED EBITDA / DEBT SERVICING: Adjusted EBITDA / Debt servicing. Must be at least:

2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1	1.1

PARAGRAPH: The calculation of financial commitments contained in this section will be made starting in 2017, except for Free Cash Flow / Long-Term Debt Servicing and Adjusted EBITDA / Debt Servicing indicators; these last two will be calculated starting in 2018, as long as the distribution of dividends agreed upon in Section 5.1 is maintained; the above follows the mentioned indicators being affected by the date this amendment is signed in mid-2017, which generates distortion of the same by not restructuring the debt.

SECTION 6.2. – Calculation of Financial Commitments

The calculation of the Financial Commitments will be made based on current legal standards applicable to the Recipient at the time of the calculation.

1.	ADJUSTED EBITDA Margin:

The ADJUSTED EBITDA margin is the quotient of taking the ADJUSTED EBITDA over operating income (with is the result of all Total Income). Calculation of this covenant is made annually, and cumulative adjusted EBITDA from January to December will be analyzed for calculation purposes. This indicator must have a performance like the commitment reflected in Section 6.1., number 1.

2.	FINANCIAL LIABILITY / ADJUSTED EBITDA

Financial liability is understood as the balance of financial obligations to date, both short and long term, and ADJUSTED EBITDA is as defined previously. Calculation of this covenant is made annually. This indicator must have a performance like the commitment reflected in Section 6.1., number 2.

3.	ADJUSTED EBITDA / FINANCIAL EXPENSE.

Financial expense is understood as the amount of interest paid and accrued on the Financial Liability, and ADJUSTED EBITDA is as

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defined previously. Calculation of this covenant is made annually. This indicator must have a performance like the commitment reflected in Section 6.1., number 3.

4.	FREE CASH FLOW / LONG-TERM DEBT SERVICING

Debt Servicing is understood as the value of the payment for Principal Installment and Fee plus the respective interest for financial obligations corresponding to the Credit and the Leasing Operation, included in this contract, without including the amortizations for voluntary prepayment of obligations or short-term “treasury” loans lasting less than thirty (30) days, and the free cash flow and initial cash from the period. Calculation of this covenant is made annually. This indicator must have a performance like the commitment reflected in Section 6.1., number 4.

5.	CAPEX INVESTMENTS:

Capital investments are understood as those that create benefits for Promotora Médica Las Américas, except for the investment that is expected to be made in the Primavera Commercial Center. Calculation of this covenant is made annually. This indicator must have a performance like the commitment reflected in Section 6.1., number 5.

6.	ADJUSTED EBITDA / DEBT SERVICING:

Debt Servicing is understood as the value of the payment for Principal Installment and Fee plus the respective interest for financial obligations, without including the amortizations for voluntary prepayment of obligations or short-term “treasury” loans lasting less than thirty (30) days, and the free cash flow and initial cash from the period. Calculation of this covenant is made annually. This indicator must have a performance like the commitment reflected in Section 6.1., number 6.

SEVENTH: The Parties have agreed to modify CHAPTER 7 – CAUSES OF NON-COMPLIANCE, which as of this date will read as follows:

CHAPTER 7 – CAUSES OF NON-COMPLIANCE

SECTION 7.1.– Causes of Non-Compliance with the Credit and the Leasing Operation

The causes of Non-Compliance with the Credit and Leasing Operation are as follows:

a.	Default in timely payment of Installments and/or Fees and/or interest pursuant to the conditions set forth in the Financing Documents.

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b.	Non-compliance with any of the annual Financial Commitments established in Chapter 6 of this Agreement.

c.	Occurrence of an Adverse Material Change.

d.	Default in timely payment of any other amount owed by the Recipient to the Creditors or Trustee under the Financing Documents.

e.	Non-compliance by the Recipient with any of the affirmative and/or restrictive commitments established in this Agreement in Sections 4 and 5, as long as it is declared by Majority Decision of the Creditors, in conformance with the procedure established in Section 7.4. of this Agreement.

f.	When the Recipient, its legal representatives or stockholders possessing more than five percent (5%) of the stock are investigated or have incurred in any of the behaviors described as asset laundering crimes or financing of terrorism in the Penal Code, particularly those set forth in articles 323 et seq. and other legal or regulatory provisions. Likewise, when any of those mentioned above are included in the OFAC list or similar lists issued by national or foreign authorities.

g.	Except for a mandatory regulation otherwise, initiation of any type of liquidation, bankruptcy or other similar process for the Recipient.

h.	Non-compliance with any of the obligations contained in this Agreement, the Guaranty Trust Agreement, the Guaranty and Administration and Payment Source Trust Agreement, and the Administration and Payment Source Trust Agreement, or in the contract recording the Leasing Operation, that are not covered within the above items in this Section.

i.	If the Debtor does not report Changes to the Stockholder Composition as referenced in Section 4.1., item u, of this Agreement.

j.	When the Debtor, the Stockholders or any of the parent or subordinate companies for the Debtor or any of the administrators of the Debtor have charges formulated or sanctions imposed against them within an administrative action, or they are imputed or accused or condemned for committing crimes against the public administration, or for any of the crimes or offenses considered by Law 1474 of 2011 and its modifications, or any of the criminal behaviors considered in the conventions or treaties in the fight against corruption signed and ratified by Colombia, or any conduct of transnational bribery, even when the respective decision is not final.

SECTION 7.2. – Procedure and special consequences for declaring a Cause of Non-Compliance under Section 7.1., item a

When the Cause of Non-Compliance described in Section 7.1. item a) above occurs, the following rules will be applied:

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1.	If disbursements are pending for the Tranche I Credit, Creditors will suspend them immediately.

2.	The Recipient shall have thirty (30) Calendar Days after the scheduled payment date to remedy this Cause of Non-Compliance. In all cases, it will pay default interest for the number of days in arrears.

3.	Once the term set forth in the item immediately above has ended, if the Debtor has not remedied the Cause of Non-Compliance, the Creditors may individually and automatically accelerate the terms for all obligations charged to the Debtor, corresponding to each of the disbursements actually made by the Creditors through use of the Available Amount, and demand immediate payment of all outstanding balances, including default interest accrued, settled as established in the respective Promissory Note or in this Agreement or the Leasing Contract, as the case may be, from the deadline for the Installment and/or the Fee, notwithstanding what is enshrined in article 69 of Law 45 of 1990, for which they may initiate enforcement or the respective collection processes on the Promissory Notes and claim the corresponding Guaranties.

SECTION 7.3. – Procedure and special consequences for declaring a Cause of Non-Compliance under Section 7.1., item b

When the Cause of Non-Compliance described in Section 7.1. item b) above occurs, the following rules will be applied:

1.	If disbursements are pending for the Tranche I Credit, Creditors will suspend them immediately.

2.	The Recipient shall have up to six (6) months to regulate the situation of non-compliance with the Financial Commitments in conformance with the contingency plan presented to the Creditors, under the terms of Section 4.1., item L, of this Agreement. During this period, the Recipient may submit evidence of progress on the defined plan and execution of the same.

3.	If, within the period indicated in the number above, the Recipient is not able to remedy the Non-Compliance, the Creditors may raise the rate agreed upon by fifty (50) base points until the situation normalizes, and if the Non-Compliance persists, the declaration of Non-Compliance may be decreed by each of them individually.

4.	When Non-Compliance is declared, in conformance with what is set forth in the above numbers, the Creditors may individually and automatically accelerate the terms for all obligations charged to the Debtor, corresponding to each of the disbursements actually made, they may demand immediate payment of all outstanding balances, including default interest accrued, settled as established in the respective Promissory Note or in this Agreement or the Leasing Contract, as the case may be, from the deadline for the Installment and/or the Fee, notwithstanding what is enshrined in article 69 of Law 45 of 1990, for which they may

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initiate enforcement or the respective collection processes on the Promissory Notes and claim the corresponding Guaranties.

SECTION 7.4.- Procedure and special consequences for declaring a Cause of Non-Compliance under Section 7.1., items c, d, e, h, and i

Notwithstanding the authority of the Committee of Creditors and Compliance mentioned in Section 9.3., item l), of this Agreement, when it is determined by the Trustee and/or any of the Creditors individually that any Cause of Non-Compliance described in Section 7.1., items c, d, e, h and i above, the following rules will be followed:

1.	If disbursements are pending for the Tranche I Credit, Creditors will suspend them immediately.

2.	The Recipient shall have thirty (30) Calendar Days to remedy the Event of Non-Compliance.

3.	If the Recipient cannot remedy the Non-Compliance within the term indicated in the item above, the Recipient may request an additional period of time to remedy the Cause of Non-Compliance and the determination about granting said period of time will be made by absolute decision of one hundred percent (100%) of Creditors, and in the event that said additional period is not approved by the Creditors, the declaration of Non-Compliance may be decreed by each of them individually.

4.	When Non-Compliance is declared, in conformance with what is set forth in the above numbers, the Creditors may individually and automatically accelerate the terms for all obligations charged to the Debtor, corresponding to each of the disbursements actually made, they may demand immediate payment of all outstanding balances, including default interest accrued, settled as established in the respective Promissory Note or in this Agreement or the Leasing Contract, as the case may be, from the deadline for the Installment and/or the Fee, notwithstanding what is enshrined in article 69 of Law 45 of 1990, for which they may initiate enforcement or the respective collection processes on the Promissory Notes and claim the corresponding Guaranties.

SECTION 7.5.- Declaration of Causes of Non-Compliance in Section 7.1., items f, g, j

When the Recipient incurs in any of the Causes of Non-Compliance set forth in Section 7.1., items f, g, j, above, the Non-Compliance will come about without the need for declaration; therefore, the Creditors will individually be free to immediately suspend the disbursements of the Credit and derived from the Leasing Contract, and accelerate the terms for all of the obligations charged to the Debtor, corresponding to each of the disbursements actually made by the Creditors through use of the Available Amount, and demand immediate payment of

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all outstanding balances, including default interest accrued, settled as established in the respective Promissory Note or in this Agreement or the Leasing Contract, as the case may be, notwithstanding what is enshrined in article 69 of Law 45 of 1990, for which they may initiate enforcement or the respective collection processes on the Promissory Notes and claim the corresponding Guaranties.

EIGHTH: The Parties have agreed to modify CHAPTER 8 – FINANCING AGENT, which as of this date will read as follows:

CHAPTER 8 – FINANCING AGENT

SECTION 8.1.- Authorization and Actions

Each of the Creditors designates the Financing Agent and authorizes him or her to carry out and exercise all actions on their behalf that may correspond to him or her as Financing Agent, solely in conformance with the terms of this Regulation. In relation to subjects or matters that have not been expressly set forth in this Agreement, the Financing Agent will not be obligated to exercise actions or interventions, but will be authorized to act or abstain from acting when expressly instructed to do so by majority decision of the Creditors, and such instructions will be mandatory and contestable by all Creditors; however, the Financing Agent will not be obligated to carry out actions that expose him or her to personal liability or that contradict this Agreement or the law.

The Financing Agent is expressly obligated as follows: Appoint an official responsible for monitoring obligations charged to La Fiduciaria de Occidente S.A. in its capacity as Financing Agent, as stipulated in this Agreement as long as the same is in effect.

Appointment of the responsible person must be reported to each of the Creditors and it must be guaranteed that they always have the following information: (i) Name, (ii) Position, (iii) Contact address, (iv) Contact telephone, and (v) Email.

The Financing Agent must request all information described in this Agreement from the Recipient, especially that contained in Section 4.1., items j, k and l, if this has not been provided by the Recipient. The above request must be made no later than 10 days after the maximum period stipulated in this Agreement for providing said information, with a copy to the Creditors.

If, after 30 days have passed from the end of the period to provide the information described in Section 4.1., items j, k and l, it has not been provided by the Recipient, the Financing Agent must arrange a Committee of Creditors and Compliance.

In addition to the above, the Financing Agent must give the Creditors information on each of the communications, notifications or requests sent by the

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Recipient to the Financing Agent under the terms of this Agreement within three (3) Business Days following the date on which the Financing Agent receives them from the Recipient, notwithstanding the special periods and terms established in this Agreement.

Likewise, in the event that the Financing Agent becomes aware of the occurrence of a Cause of Non-Compliance or an Adverse Material Change, according to what is established in this Agreement, it is obligated to communicate the occurrence of said Cause of Non-Compliance or Adverse Material Change to the Creditors and the Recipient, within three (3) Business days following the date on which the Financing Agent becomes aware of the occurrence off the mentioned Cause of Non-Compliance or an Adverse Material Change.

Expenses owed for contracting and executing the contract with the Financing Agent will be exclusively charged to the Recipient, in conformance with what is set forth for such purpose in the Administration and Payment Source Trust Agreement.

SECTION 8.2.- Liability of the Financing Agent

The Financing Agent and the directors, representatives and employees, will be responsible for any act or omission related to the obligations that may correspond to it under this Agreement through ordinary negligence. Without limitation on a generalization of the above, the Financing Agent: (i) in the case of an endorsement of the Promissory Note by any Creditor, must treat the Creditor as a holder of the same in the order of which it is granted, until the Financing Agent receives a communication of such endorsement by the endorsee and endorser of such security; (ii) can reasonably consult legal advisers (including the legal adviser of the Recipient as long as it does not entail a violation of professional secrecy or conflict of interest), independent public accountants and other experts it may select, and will not be liable for any action or omission in good faith that is based on the counsel of such legal advisers, public accountants or experts, (iii) The Financing Agent does not make any representation or warranty to the Creditors and will not be liable to the same for the precision, extent and content of the representations and warranties (verbal or written) made or given by the Recipient on account of this Agreement, (iv) will not have the duty to determine or investigate non-compliance or failure to observe any of the terms, obligations or conditions of the Credit Documents by the Recipient, (v) will not be liable to the Creditors for proper celebration, legality, validity, execution, authenticity, sufficiency or value of this Agreement, or any other instrument or document delivered under this Agreement, and (vi) will not have any liability under this Agreement to act in conformance with any notification, consent, certificate, or other instrument or document that could reasonably be authentic to and signed by the Recipient or any of the Creditors.

All requirements made by the Financing Agent to the Recipient are understood as made by the Creditors and will not compromise the Financing Agent in any event, except for by error or omission on its part.

SECTION 8.3.- Resignation or removal

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The Financing Agent may resign at any time, giving prior written notice to the Creditors and the Recipient, and he or she may be removed by Majority Decision of the Creditors at any time, with or without just cause. In the case of resignation or removal, the Creditors will have the right to appoint a new Financing Agent by Majority Decision of the Creditors. If the Creditors do not appoint a new Financing Agent or the appointee does not accept his or her designation within thirty (30) Calendar Days following the date on which the Financing Agent has communicated its resignation, or the date on which the Creditors have removed the Financing Agent by Majority Decision, the latter may designate a new Financing Agent on behalf of the Creditors, which must be a trustee company overseen by the Financial Superintendence of Colombia with a rating equal to or greater than double-A (AA).

After acceptance of the designation as the new Financing Agent, he or she will be vested with the same powers, privileges and duties of the previous Financing Agent, and the latter will be released of is or her duties and obligations under this Agreement upon acceptance.

SECTION 8.4. - Decisions of the Creditors in relation to the Credit and the Leasing Operation

In order to adopt any decision that the Creditors must make individually, the Financing Agent will send each Creditor the information it receives from the Recipient and any other pertinent information that may be available to illustrate for the Creditors.

Along with the information, the Financing Agent will inform the reasonable period of time that each Creditor will have to communicate their decision to the Financing Agent, which may not exceed ten (10) Business Days and, if it is necessary to hold in-person or remote meetings, to adopt the respective decision along with the date they are to be held.

Except when the decision is adopted in meetings of Creditors, each of them will be responsible for sending the decision individually adopted to the Financing Agent in writing, within the period given by the Financing Agent for such purpose, which may not be less than ten (10) Calendar Days.

Communications received after said established date, and its extensions, if any, will not be considered for adoption of the decision.

NINTH: The Parties have agreed to modify CHAPTER 9 – COMMITTEE OF CREDITORS AND COMPLIANCE, which as of this date will read as follows:

CHAPTER 9 – COMMITTEE OF CREDITORS AND COMPLIANCE

SECTION 9.1.- Composition and Meetings

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The Committee of Creditors and Compliance will be composed of one representative for each Creditor with voice and vote, one representative for the Trustee or Financing Agent, and one representative for the Recipient; the last three will attend with voice but no vote.

The Financing Agent will have the responsibility of calling a bi-annual meeting of the Committee of Creditors and Compliance to review the status of financial commitments. The decisions described in Section 9.3. of this document will be applied to said committee. In addition, when the circumstances so require it and after a call made five (5) Business Days in advance, at the request of the Creditors, the Trustee, the Financing Agent or the Recipient, but always through the Financing Agent [sic]. The following must be indicated in the invitation: (i) reason and points to address in the meeting; (ii) date, time and place; (iii) Quorum. Meetings will be held in the city of Medellín, at the offices of the Creditor making the call, at the offices of the Trustee, or at the offices of the Financing Agent.

The Committee of Creditors and Compliance will select, from its body, a chairman who will act as secretary the Financing Agent [sic], who will prepare and sign the minutes for each of the meetings.

SECTION 9.2.- Quorum

The Committee of Creditors and Compliance will make a valid decision with a multiple number of Creditors, and decisions will be made with a favorable vote from a multiple number of Creditors representing no less than fifty-one percent (51%) of the outstanding principal amount of the Credit and the Fees disbursed as of the date of the meeting, except for the special quorums indicated in this Agreement.

SECTION 9.3.- Decisions

The Committee of Creditors and Compliance will have the following functions, among others, in relation to matters derived from this Financing Agreement, or the Promissory Notes or Financing Documents: (i) Notwithstanding the provisions of Chapter 7 of this Agreement, verify the occurrence of a Cause of Non-Compliance, established pursuant to Section 7.1., and determine if the same was remedied or declared as a Non-Compliance; (ii) Grant exemptions to the Recipient; (iii) Verify proper execution and compliance with the Financing Agreement; (iv) Approve the modification of any condition other than the term and financial conditions of the Credit and/or Leasing Operation; (v) Request information about processing with the Trustee, in compliance with the purpose of the Guaranty Trust Agreement, the Guaranty and Administration and Payment Source Trust Agreement, and the Administration and Payment Source Trust Agreement, (vi) Present, on behalf of the Recipient, the investment report for Clínica del Sur.

Approval of any restructuring of the Credit and/or Leasing Operation and modifications to the financial conditions thereof must have

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authorization from 100% of the Creditors. Approval of any modification to the guaranties or payment sources will require 100% from the Class A or Class B Creditors, as applicable.

All meeting minutes must be sent to all Creditors within three (3) Business Days following said meeting of the Committee of Creditors and Compliance.

The functions established herein are for simple oversight and at no time entail or configure co-administration with the Recipient.

SECTION 9.4.- Credit Decisions of the Creditors

Each of the Creditors acknowledges that it has made its own credit analysis and has made its decision to grant the Credit and the Leasing Operation independently, and without considering the actions of the Credit Structuring Agent.

Each of the Creditors also recognizes that it will continue making its credit decisions and any other act or omission in relation to the Credit or Leasing Operation, independently, based on the documents received from the Recipient and any other information it deems appropriate.

TENTH: The Parties have agreed to modify CHAPTER 10 – GENERAL PROVISIONS, which as of this date will read as follows:

CHAPTER 10 - GENERAL PROVISIONS

SECTION 10.1.- Assignment

The Recipient will be informed fifteen (15) Calendar Days in advance, through the Financing Agent, of any assignment, endorsement or transfer that any of the Creditors makes with its rights derived from the Financing Documents to other financial entities, or to parent companies or affiliates of the Creditors, after the Closing Date.

Notwithstanding individual agreements made between the Recipient and any of the Creditors, the Recipient from this point forward accepts the assignment, endorsement or transfer of rights of Creditors that arise because of the Recipient signing the Financing Documents, as long as this does not modify the obligations of the Recipient, without omission of the report referenced in the above paragraph in this Section invalidating the assignment of the Credit or the assignment of contractual position in the Leasing Operation, or the endorsement of the Promissory Note, and in any case, said assignment, endorsement or transfer of rights may not result in additional expense for the Recipient, rather the corresponding Creditor assumes the cost of said additional expense.

The Recipient undertakes to complete all operational documentation that may be necessary on behalf of the Creditor or assignee as a result of an assignment, endorsement or transfer, as long as this does not modify the conditions of the Credit or the Leasing Operation.

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The Recipient agrees that it may not assign or transfer the obligations in its charge, set forth in the Financing Documents.

Likewise, the Recipient accepts the assignments or endorsements that Creditors may make of the Promissory Notes, and their Instruction Letters, in favor of other financial entities, or their parent companies or affiliates.

SECTION 10.2. – Taxes and expenses

All current and future national, departmental, municipal or district taxes that may be charged on the acts, contracts and operations to which the Creditors are party and that may be directly related to the Credit or the Leasing Operation will be exclusively charged to the Recipient. This document is exempt from stamp tax as it is an accessory contract of the Promissory Note and the Leasing Contract under the terms of article 1499 of the Civil Code, pursuant to article 530, number 42, of the Tax Statute.

SECTION 10.3. – Offset

The Creditors will have the right to offset any obligation they may have in favor of the Recipient with outstanding obligations charged to the latter.

SECTION 10.4. – Location of Compliance with Obligations, Subjection to Colombian Law

All obligations emanating from the Credit Documents will be fulfilled in Colombian Pesos in the city of Medellín, for all legal effects.

The respective Promissory Notes, along with their Instruction Letters, as the case may be, and the Financing Agreement and the Leasing Contracts, will be governed by Colombian Law. The Creditors and the Recipient will also be subject to the jurisdiction of this country.

SECTION 10.5. - Notifications

Communications between the parties must be made in writing to the addresses given below, using any means that certify the exact date the communication has been sent and received by the other party, such as fax, certified airmail, courier service with delivery confirmation, or personal delivery and a copy sent by any other means to verify receipt. The addresses are:

RECIPIENT

Promotora Médica Las Américas S.A. [initials]

Attn	: Eduardo Vargas Martínez
Address	: Carrera 80 Diagonal 75B No. 2[a] - 120
City	: Medellín

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Telephone	: 3421010 Ext. 2215
Fax	: 3410504
E-mail	: gerenciageneral@lasamericas.com

In the case of the Creditors, communications should be sent to the following addresses:

Banco de Occidente S.A.

Attn	: Constanza Osorio Aristizabal
City	: Medellin
Address:	: Carrera 43 A No. 1 Sur 220 Porvenir Building
Telephone	: (4) 6046999 Ext. 48294
E-Mail	: cosorioa@bancodeoccidente.com.co

Banco de Bogota S.A.

Attn	: Kelly Mendez Guerra
City	: Medellin
Address	Cra. 43[a] No. 9 SUR-91 8th floor South Tower
Telephone	: (4) 3259400 Ext. 156
E-mail	: kmende12@bancodebogota.com.co

Bancolombia S.A.

Attn	: Julián Suarez Lopez
City	: Medellin
Address:	Cra. 43[a] No. 9 SUR-91 floor 5C Suite 96 South Tower
Telephone	: (57) (4) 4042055/cell: 3182861242
E-mail	: julsuare@bancolombia.com.co

Banco Popular S.A.

Attn	: Bernardo Aldana Cadavid
City	: Medellín
Address	Carrera 50 No. 50-02 3rd Floor
Telephone	: (4) 6050101 ext 46610
[E-]mail	: bernardo_aldana@bancopopular.com.co

Bancoomeva

Attn	: Diana Patricia Estrada
City	: Medellín
Address	Av 33 # 74E-69 Coomeva Bldg., 9th Floor
Telephone	: 415770 ext 45443

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E-mail:	: diana_estrada@coomeva.com.co

Fiduoccidente

Attn	: Sandra Patricia Ramirez Ramirez
City	: Medellín
Address	: Calle 3 sur 41-65 Office 501
Telephone	: (4) 605 37 77 Ext. 73010
E-mail	: sramirez@fiduoccidente.com.co

All communications and notifications will be considered as received on the Business Day following the date of delivery, with proof of receipt on the part of each Creditor.

Any address change will be reported in writing at least thirty (30) Calendar Days prior to the date the new address will begin to be used. Without this communication, notifications will be fully valid if they are made to the address originally indicated.

SECTION 10.6. - Titles

The titles of the Sections in this Financing Agreement have been inserted solely and exclusively for reference and will not in any way affect or invalidate the meaning or content of any of the provisions in this Financing Agreement, the respective Promissory Notes or the Instruction Letters.

SECTION 10.7. - Language

This Financing Agreement has been prepared in Spanish, which is what shall govern it. Therefore, the original text will prevail over any translation.

SECTION 10.8. - Original versions

This Financing Agreement is signed by the Recipient and all Creditors, who may sign any number of original versions.

SECTION 10.9. - Modifications to the Agreement

This Financing Agreement, once accepted by the Recipient as established in this Agreement, may only be modified by the Recipient and the Creditors by mutual agreement, made in writing and signed by their respective legal representatives, duly authorized for such purpose and only when the following conditions are met:

a.	Modification of the term and other financial conditions of the Credit and the Leasing Operation, as well as the guaranties that secure them: will require a favorable vote from 100% of the Creditors and the Recipient.

b.	Modification of any other condition other than those indicated in the item above: will be made by Majority Decision of the Creditors, and the Recipient.

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All other decisions in relation to the Credit and the Leasing Operation must be approved by the Creditors, they must be adopted by Majority Decision of the Creditors, unless the need to have approval of one hundred percent (100%) of the Creditors is indicated in this Agreement.

SECTION 10.10.– Confidentiality

The information from the Recipient that it qualifies in writing as explicitly confidential shall have such character; in the sense that the Financing Agent and the Creditors are individually obligated to keep confidential information under strict secrecy and subject to the security procedures they use to treat their own documents and information.

According to the above, the Creditors individually undertake to not disclose, share or comment about information from the Recipient, unless they share this with their parent companies, affiliates or subordinates, or have prior, written and express authorization from the Recipient, or there is a requirement from the competent authority, or the information has not been qualified as confidential by the Recipient.

In all cases, the obligation not to reveal the Confidential Information and the restrictions on its use will not exist or will cease when:

a.	The Creditors know it before it is revealed by the Recipient, as long as it has been obtained freely without restriction.

b.	The Creditors receive it lawfully from a third party that has the right to provide it, as long as it is received freely without restriction.

c.	It has become information in the public domain, without the Creditors or the Financing Agent having produced any violation of this agreement.

d.	It is disclosed by the Creditors, strictly in compliance with some legal requirement from a competent authority.

The Creditors may obtain a copy of the confidential information delivered to them solely for the purposes described in this Agreement, and they will only obtain the minimum number of copies necessary for such purpose. All duplicates will be subject to the same terms and conditions of this confidentiality agreement.

The above confidentiality obligation will extend to information supplied by the Creditors, which they qualify as confidential, under the same terms and with the scope established in this clause.

The confidentiality obligation will remain in force throughout the Credit Availability Period and the Leasing Availability Period, and in case of non-compliance by any of the Creditors, the Recipient may exercise any action that may come about, solely against the non-compliant Creditor individually.

SECTION 10.11.– Authorization

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The Recipient authorizes the Creditors to report, process, request and disclose all information related to the conduct of the Recipient as a client of the Creditors to the Central Information Office of the Financial Sector (CIFIN [Central de Información del Sector Financiero]), which administers the Colombian Association of Banking and Financial Entities, or any other entity that manages or administers databases for the same purpose. The authorization is contained in the entire regulation of the Central Information Office of the Financial Sector (CIFIN) or the regulation of any entity that manages or administers databases for the same purpose, and current regulation on databases.

It also authorizes them to consult with the Central Information Office of the Financial Sector (CIFIN) or the regulation of any entity that manages or administers databases for the same purpose regarding the indebtedness, direct or indirect, with entities in the Colombian financial sector, as well as available information about the compliance or management given to commitments or obligations in said sector. It also authorizes the Creditors to supply all information they may obtain to their parent companies, affiliates or subordinates, as the case may be.

SECTION 10.12.- Dispute Resolution

If, once the Available Amounts are used, disputes arise between the Creditors and the Recipient as to the interpretation, compliance, development or liquidation of this Agreement and they cannot be directly resolved within a period of ten (10) Calendar Days counted from the date on which the other is made aware of such situation, which may be extended for an equal period by mutual agreement, such disputes will be submitted for a hearing by the ordinary Colombian justice system and, as a consequence, any action or lawsuit must be filed with the legal authorities having jurisdiction in Colombia.

SECTION 10.13. - Effective Period of the Financing Agreement

Notwithstanding the commitments acquired by signing this Financing Agreement, it will take effect as of the date the Promissory Notes are signed, for disbursement of the Credit, and as of the date the Leasing Contract and the Promissory Notes with their respective Instruction Letters, for the Leasing Operation, whichever occurs first.

In any case, the Agreement will remain in force until cancellation of all obligations contained in the Financing Documents and indicated in this Agreement.

SECTION 10.14. – Prevalence of provisions in the Promissory Notes

If there are differences in interpretation between this Agreement and the Promissory Notes, the provisions of the respective Promissory Notes and their respective Instruction Letters, as the case may be, will prevail. With respect to Leasing Operations, the provisions of the referenced contracts will prevail.

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Absence of complex enforceable title. The Promissory Notes that the Recipient may deliver to the Creditors under this Agreement are considered negotiable instruments created pursuant to the provision of articles 709 et seq. of the Colombia Code of Commerce, and therefore they may be enforced independently and autonomously.

SECTION 10.15. – Annexes

The following are annexes to this agreement:

Annex No. 1: Certificates of existence and legal representation for the creditors.

Annex No. 2: Certificate of existence and legal representation for the recipient.

Annex No. 3: Template for promissory notes and instructions letter

Annex No. 4: Minutes from the General Meeting of Shareholders for the recipient

Annex No. 5: Guaranty Trust Agreement and draft amendment(s).

Annex No. 5-A: Guaranty and Administration and Payment Source Trust Agreement, and draft amendment(s).

Annex No. 6: Administration and Payment Source Trust Agreement, and draft amendment(s).

Annex No. 7: Leasing Contract

Annex No. 8: Disbursement request letter

Annex No. 10 [sic]: Extract from minutes No. 45 of December 10, 2009, and extract of minutes 547 of May 24, 2017

Annex No. 11: Novation Agreement.

Annex No. 12: Draft Amendment(s) to the Leasing Contracts

IN WITNESS WHEREOF, the Creditors and the Recipient, and the Financing Agent, sign this Financing Agreement on the seventeenth (17) day of the month of July of the year two thousand seventeen (2017).

RECIPIENT

/s/ Eduardo Vargas Martinez

Promotora Médica Las Américas S.A. [initials]

Legal Representative

Name:	Eduardo Vargas Martínez

C.C. (Cedula de Ciudadanía [Citizenship Card])	8.280.758

Address:	Carrera 80 Diagonal 75B No. 2[a] - 120

City: Medellín

CREDITORS

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/s/ Martha Rocio Quiros Palacio

Banco de Occidente S.A.

Legal Representative

Name:	Martha Rocio Quiros Palacio
C.C.:	32.336.690
Address:	Carrera 43 A No. 1 Sur 220 Porvenir Building
City:	Medellín

/s/ Victor Alonso Munera Gil

Banco de Bogota S.A.

Legal Representative

Name:	Victor Alonso Munera Gil
C.C.:	15.346.525
Address:	Cra. 43[a] No. 9 SUR-91 8th Floor South Tower
City:	Medellín

/s/ Alejandro Marín Restrepo Bancolombia S.A. Legal Representative	[stamp] Bancolombia S.A. Approved by Legal Department [signature]
Name:	Alejandro Marín Restrepo
C.C.:	71.788.131
Address:	Avenida los Industriales Carrera. 48 No. 26-85 7th Floor, Sector C
City:	Medellín

/s/ Sergio Restrepo Alvarez

Banco Popular S.A.

Legal Representative

Name:	Sergio Restrepo Alvarez
C.C.:	8.304.369
Address:	Carrera 50 No. 50-02 3rd Floor
City:	Medellín

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/s/ Adriana Maria Zapata Tabares

Bancoomeva S.A.

Proxy

Name: Adriana Maria Zapata Tabares

C.C. 43.094.606

Address: Avenida 33 No. 74E-69 9th Floor

City: Medellín

TRUSTEE

/s/ Rocio Londoño Londoño

Fiduciaria de Occidente S.A.

Legal Representative

Name:	Rocio Londoño Londoño
C.C.:	52.262.186
Address:	Carrera 13 # 26A- 47 10th Floor
City:	Bogotá D.C. (Distrito Capital [Capital District]), Colombia

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[signature] [handwritten:] Reviewed by: Andrés Delgadillo Ramírez

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